Exhibit 99.1

                Ameron International Announces Quarterly Dividend



    PASADENA, Calif.--(BUSINESS WIRE)--Sept. 27, 2005--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable November 15, 2005 to stockholders of record on October 27, 2005.


    CONTACT: Ameron International Corporation
             Gary Wagner, 626-683-4000
             (Senior Vice President & Chief Financial Officer)